NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN NOR THE SECURITIES !NTO WHICH THIS NOTE IS CONVERTIBLE MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

AVALANCHE INTERNATIONAL CORP., INC. (AVLP)

Convertible Promissory Note

June 30, 2015

$250,000.00

FOR VALUE RECEIVED, the undersigned, Avalanche International Corp., Inc. (AVLP) (Maker), promises to pay to the order of GCEF Opportunity Fund, LLC. (Note Holder), or the successors and assigns, up to the principal sum of One Hundred Thousand Dollars ($225,000) (Principal) plus a Loan Fee of up to Twenty Five Thousand Dollars ($25,000.00) for a total of up to Two Hundred & Fifty Thousand Dollars ($250,000), subject to the terms and conditions set forth herein. The interest rate will be Ten (10%) Percent annually, compounded monthly until maturity. If the note is not repaid by June 30, 2016, then the interest rate will become Twenty-Four (24%) Percent, compounded monthly from the date of the default.

The funding of this note may be made in multiple tranches, of no less than Ten Thousand ($10,000.00) Dollar increments, up to the total amount of this note of One Hundred Thousand ($225,000.00) Dollars. All funding is at the discretion of the Note Holder. Each funding shall have a separate twelve month term relative to each funding date. All other facets of this agreement will be the same, including, but not limited to the initial interest rate, if not repaid by the maturity date(s) and the ability to convert this note into a convertible note per the agreement of per the terms outlined herein. The Original Issue Discount ("OID") of Twenty-Five Thousand ($25,000.00) dollars will be pro-rata based upon ten percent (10%) of the actual amount funded.

Principal and interest payment shall be made to: GCEF Opportunity Fund, LLC

1000 Fifth Street, Suite 200

Miami Beach, FL 33139

The principal and interest shall be due and payable at the end of the Initial Term of One (1) Year from the date of funding (expected to be on or about June 30, 2016) without offset or deduction, in lawful money of the United States. As written above, the twelve month Period, will carry an interest rate of Ten (10%) percent (compounded monthly), and once the original term expires without full payment, then the interest rate shall change to Twenty-Four (24%) percent thereafter also compounded monthly.

GCEF Opportunity Fund, LLC, 1s providing this loan as a short term funding to pay various operational expenses. This note will become convertible into common stock of Avalanche International Corp., Inc. (AVLP) upon based upon the following conversion terms:

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a)	The conversion price is the lower of $1.00 or 60% of the lowest closing price of the twenty (20) days immediately preceding the date of the notice of conversion.

Example 1: if lowest closing price of the twenty (20) days immediately preceding the date of the notice of conversion is $2.00, then the conversion price is $1.00 since $1.00 is less than 60% of $2.00.

Example 2: if lowest closing price of the twenty (20) days immediately preceding the date of the notice of conversion is $1.50, then the conversion price is $.90 since 60% of $1.50 is less than $1.00.

b)	The note may be converted in full at any time after the first thirty (30) days at the Holder's discretion until such time as it is fully paid.
c)	All interest, fees and principal may be included in the conversion.
d)	If at any time in the year following the issuance of this note, the Maker sells, grants any option to purchase, otherwise disposes of, or issues (or announces any sale, grant or any option to purchase or other disposition) any Common Stock of the Maker at an effective price per share that is lower than the Conversion Price then in effect (a "Dilutive Issuance"), then the Conversion Price shall be reduced to equal the effective price per share of such Dilutive Issuance.
e)	If the Maker shall (i) declare a dividend or other distribution payable in securities, (ii) split its outstanding shares of Common Stock into a larger number, (iii) combine its outstanding shares of Common Stock into a smaller number, or (iv) increase or decrease the number of shares of its capital stock in a reclassification of the Common Stock including any such reclassification in connection with a merger, consolidation or other business combination in which the Maker is the continuing entity (any such corporate event, an "Event"), then in each instance the Conversion Price shall be adjusted such that the number of shares issued upon conversion of the sum due and owing hereunder will equal the number of shares of Common Stock that would otherwise be issued but for such event.
f)	In no event may the investor own more than 9.99% of the outstanding common stock of Avalanche International Corp., Inc.

Avalanche International Corp., Inc. agrees to reserve five hundred (500,000) thousand shares of unissued non-assessable shares of the common stock of the Company and provide a Transfer Agent Irrevocable Letter of Instruction to do so.

The Maker agrees that if, at any time, and from time to time, the Board of Directors of the Maker shall authorize the filing of a registration statement under the Securities Act of 1933 on Form S-1, S-3, or S-4 in connection with the proposed offer of any of its securities by it or any of its stockholders, the Maker shall: (A) promptly notify each Holder that such registration statement will be filed and that the Common Stock issuable to Holder upon conversion of this Note at the Conversion Price then in effect (the "Registrable Securities") will be included in such registration statement at such Holder's request; (B) cause such registration statement to cover all of such Registrable Securities for which such Holder requests inclusion; (C) use best efforts to cause such registration statement to become effective as soon as practicable; (D) use best efforts to cause such registration statement to remain effective until the earliest to occur of (i) such date as the sellers of Registrable Securities have completed the distribution described in the registration statement and (ii) such time that all of such Registrable Securities are no longer, by reason of Rule 144 under the Securities Act, required to be registered for the sale thereof by such Holders; and (E) take all other reasonable action necessary under any federal or state law or regulation of any governmental authority to permit all such Registrable Securities to be sold or otherwise disposed of, and will maintain such compliance with each such federal and state law and regulation of any governmental authority for the period necessary for such Holder to promptly effect the proposed sale or other disposition.

The right of any Holder to request inclusion in any registration pursuant to this Agreement shall terminate if all Registrable Securities may immediately be sold under Rule 144.

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Notwithstanding any other provision of this Section, the Maker may at any time, abandon or delay any registration commenced by the Maker. In the event of such an abandonment by the Maker, the Maker shall not be required to continue registration of shares requested by the Holder for inclusion.

In connection with any offering involving an underwriting of shares of the Maker's capital stock, the Maker shall not be required to include any of the Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Maker and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Maker. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Maker that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Maker shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders).

Maker will reimburse legal expenses to Note Holder for any costs and expenses incurred in enforcing this Note to the extent allowable by applicable law. Those expenses include, but are not limited to, reasonable attorney's fees.

Avalanche International Corp., Inc. (Maker) and GCEF Opportunity Fund, LLC (Holder) waive the rights of Presentment and Notice of Dishonor. "Presentment" means the right to require the Note Holder to demand payment of amounts due. "Notice of Dishonor" means the right to require the Note Holder to give notice to other persons that amounts due have not been paid.

The Maker represents and warrants to Holder:

Organization and Qualification. The Maker, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Maker is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Maker or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

Authorization; Enforcement. (i) The Maker has all requisite corporate power and authority to enter into and perform this Note and to consummate the transactions contemplated hereby and thereby and to agree to all fees charged, in accordance with the terms hereof, (ii) the execution and delivery of this Note by the Maker and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Maker's Board of Directors and no further consent or authorization of the Maker, its Board of Directors, or its shareholders is required, (iii) this Note has been duly executed and delivered by the Maker by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Note and the other documents executed in connection herewith and bind the Maker accordingly, and (iv) this Note constitutes, a legal, valid and binding obligation of the Maker enforceable against the Maker in accordance with its terms.

No Conflicts. The execution, delivery and performance the Note by the Maker and the consummation by the Maker of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws of the Maker, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Maker or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Maker or its securities are subject) applicable to the Maker or any of its Subsidiaries or by which any property or asset of the Maker or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

No Integrated Offering. Neither the Maker, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under

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circumstances that would require registration under the 1933 Act of the issuance of this note or the Conversion Stock to the Holder.

No Investment Company. The Company is not an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Maker is not controlled by an Investment Company.

This Note is a uniform instrument with limited variations in some jurisdictions.

Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Note Holder shall be GCEF Opportunity Fund, LLC, 1000 Fifth Street, Suite 200, Miami Beach, FL 33139; and the address of the Maker shall be 5940 South Rainbow Ave., Las Vegas, NV 89118. Both the Holder or its assigns and the Maker may change the address for service by delivery of written notice to the other as herein provided.

Amendment. This Note and any provision hereof may be amended only by an instrument in writing signed by the Maker and the Note Holder.

Assignability. This Note shall be binding upon the Maker and its successors and assigns and shall inure to be the benefit of the Holder and its successors and assigns; provided, however, that so long as no Event of Default has occurred, this Note shall only be transferable in whole subject to the restrictions contained in the restrictive legend on the first page of this Note.

Governing Law. This Note shall be governed by the internal laws of the State of Nevada, without regard to conflicts of laws principles.

Replacement of Note. The Maker covenants that upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case ofloss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Note, if mutilated, the Maker will make and deliver a new Note of like tenor.

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Severability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Headings. The headings of the sections of this Note are inserted for convenience only and do not affect the meaning of such section.

Counterparts. This Note may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Maker as executed this Note as of the date first written above.

MAKER:

/s/ Phil Mansour

Phil Mansour , President & CEO

Avalanche International Corp., Inc.

June 30, 2014

NOTE HOLDER:

/s/ Eric Flesche

Eric Flesche, Managing Member

GCEF Opportunity Fund, LLC

Date: June 30, 2014

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